SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)___

                                 --------------

                       THE FIRST NATIONAL BANK OF CHICAGO
               (Exact name of trustee as specified in its charter)

      A National Banking Association                         36-0899825
                                                        I.R.S. employer
                                                        identification number)

One First National Plaza, Chicago, Illinois                  60670-0126
(Address of principal executive offices)                     (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                          Chicago, Illinois 60670-0286
             Attn: Lynn A. Goldstein, Law Department (312) 732-6919
            (Name, address and telephone number of agent for service)

                                 --------------

                             U. S. Bancorp Capital I
               (Exact name of obligor as specified in its charter)

            Delaware                                        Applied for
(State or other jurisdiction of                       (I.R.S. employer
incorporation or organization)                        identification number)

111 S.W. Fifth Avenue
Portland, Oregon                                             97204
(Address of principal executive offices)                     (Zip Code)

               Junior Subordinated Deferrable Interest Debentures
                         (Title of Indenture Securities)

ITEM 1.  GENERAL  INFORMATION.  FURNISH  THE  FOLLOWING  INFORMATION  AS TO  THE
         TRUSTEE:

         (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

         Comptroller of Currency, Washington, D.C.,
         Federal Deposit
         Insurance Corporation, Washington, D.C., The Board of
         Governors of the Federal Reserve System, Washington D.C.

         (b) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

         The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

         No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificates of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4. A copy of the existing by-laws of the trustee.*

         5. Not Applicable.

         6. The consent of the trustee required by Section 321(b) of the Act.




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



         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         8. Not Applicable.

         9. Not Applicable.

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 23rd day of April, 1997.

                                           THE FIRST NATIONAL BANK OF CHICAGO,
                                           TRUSTEE

                                           BY  /S/ STEVEN M. WAGNER



                                                        STEVEN M. WAGNER
                                                        VICE PRESIDENT




*EXHIBITS 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA INC. FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).



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



                                    EXHIBIT 6


                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                                  April 23, 1997

Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between U. S. Bancorp Capital I and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                         Very truly yours,

                                         THE FIRST NATIONAL BANK OF CHICAGO

                                         BY:  /S/ STEVEN M. WAGNER



                                                       STEVEN M. WAGNER
                                                       VICE PRESIDENT



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



                                    EXHIBIT 7

Legal Title of Bank:      The First National Bank of Chicago Call Date: 12/31/96
                          ST-BK: 17-1630 FFIEC 031 Page RC-1
Address:                  One First National Plaza, Ste 0460
City, State  Zip:         Chicago, IL 60670
FDIC Certificate No.:     0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                            Dollar                    C400
                                                          Amounts in                 BIL MIL
                                                          Thousands        RCFD       THOU             -
                                                          ----------       ----      ------          -----

ASSETS
1. Cash and balances due from
depository institutions (from Schedule
RC-A):

a. Noninterest-bearing balances and

currency and coin(1)...............................                        0081      4,586,399       1.a.

b. Interest-bearing balances(2)....................                        0071      5,224,838       1.b.

2. Securities

a. Held-to-maturity securities (from
Schedule RC-B, column A)...........................                        1754            -0-       2.a.

b. Available-for-sale securities (from
Schedule RC-B, column D)...........................                        1773      3,335,304

3. Federal funds sold and securities
purchased under agreements to resell
in domestic offices of the bank and its
Edge and Agreement subsidiaries, and
in IBFs:

a. Federal Funds sold..............................                        0276      4,157,626       3.a.



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





b. Securities purchased under
agreements to resell...............................                        0277         96,125       3.b.

4. Loans and lease financing
receivables:

a. Loans and leases, net of unearned                      RCFD 2122
income (from Schedule RC-C)........................       23,448,929                                 4.a.

b. LESS: Allowance for loan and                           RCFD 3123
lease losses.......................................       419,373                                    4.b.

c. LESS: Allocated transfer risk                          RCFD 3128
reserve............................................       -0-                                        4.c.

d. Loans and leases, net of unearned
income, allowance, and reserve (item
4.a minus 4.b and 4.c).............................                        2125     23,029,556       4.d.

5. Assets held in trading accounts.................                        3545      7,888,514       5.

6. Premises and fixed assets
(including capitalized leases).....................                        2145        701,700       6.

7. Other real estate owned (from
Schedule RC-M).....................................                        2150         11,061       7.

8. Investments in unconsolidated
subsidiaries and associated companies
(from Schedule RC-M)...............................                        2130         62,681       8.

9. Customers' liability to this bank on
acceptances outstanding............................                        2155        480,933       9.

10. Intangible assets (from Schedule
RC-M)..............................................                        2143        303,014      10.

11. Other assets (from Schedule
 RC-F).............................................                        2160      1,745,155      11.

12. Total assets (sum of items 1
through 11.........................................                        2170     51,622,906      12.


--------------

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.



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



Legal Title of Bank:    The First National Bank of Chicago  Call Date:  12/31/96
                        ST-BK:  17-1630 FFIEC 031   Page RC-2
Address:                One First National Plaza, Ste 0460
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8

Schedule RC-Continued

                                                           Dollar
                                                         Amounts in                 BIL MIL
                                                          Thousands                  THOU
                                                          ---------                  ----

LIABILITIES

13. Deposits:

a. In domestic offices (sum of totals of
columns A and C from Schedule RC-                                         RCON
E, part 1).........................................                       2200     22,032,796       13.a.

                                                         RCON 6631
  (1) Noninterest-bearing (1)......................      9,190,670                                  13.a.(1)

                                                         RCON 6636
  (2) Interest-bearing.............................      12,842,126                                 13.a.(2)

b. In foreign offices, Edge and
Agreement subsidiaries, and IBFs                                          RCFN
(from Schedule RC-E, part II)......................                       2200     10,861,857       13.b.

                                                         RCFN 6631
  (1) Noninterest-bearing..........................      285,745                                    13.b.(1)

                                                         RCFN 6636
  (2) Interest-bearing                                   10,576,382                                 13.b.(2)

14.  Federal funds  purchased and  securities  sold
under  agreements to repurchase in domestic offices
of  the  bank   and  of  its  Edge  and   Agreement
subsidiaries, and in IBFs:

                                                                          RCFD
a. Federal funds purchased.........................                       0278      2,639,255       14.a.

b. Securities sold under agreements to                                    RCFD
repurchase.........................................                       0279         66,564       14.b.

15. a. Demand notes issued to the                                         RCON
U.S. Treasury......................................                       2840        121,352       15.a.

                                                                          RCFD
b. Trading Liabilities.............................                       3548      5,793,742       15.b.

16. Other borrowed money:

a. With original maturity of one year                                     RCFD
or less............................................                       2332      2,665,232       16.a.


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




b. With original maturity of more than                                    RCFD
one year...........................................                       2333         58,105       16.b.

17. Mortgage indebtedness and                                             RCFD
obligations under capitalized leases...............                       2910        285,671       17.

18. Bank's liability on acceptance                                        RCFD
executed and outstanding...........................                       2920        480,933       18.

                                                                          RCFD
19. Subordinated notes and debentures..............                       3200      1,400,000       19.

20. Other liabilities (from Schedule                                      RCFD
RC-G...............................................                       2930      1,199,147       20.

21. Total liabilities (sum of items 13                                    RCFD
through 20)........................................                       2948     47,604,654       21.

22. Limited-Life preferred stock and                                      RCFD
related surplus....................................                       3282          -0-         22.

EQUITY CAPITAL

23. Perpetual preferred stock and                                         RCFD
related surplus....................................                       3838          -0-         23.

                                                                          RCFD
24. Common stock...................................                       3230        200,858       24.

25. Surplus (exclude all surplus related                                  RCFD
to preferred stock)................................                       3839      2,934,523       25.

26. a. Undivided profits and capital                                      RCFD
reserves...........................................                       3632        865,652       26.a.

b. Net unrealized holding gains                                           RCFD
(losses) on available-for-sale securities..........                       8434         18,441       26.b.

27. Cumulative foreign currency                                           RCFD
translation adjustments............................                       3284        (1,222)       27.


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


28. Total equity capital (sum of items                                    RCFD
23 through 27).....................................                       3210      4,018,252       28.

29. Total liabilities, limited-life
preferred stock, and equity capital                                       RCFD
(sum of items 21, 22, and 28)......................                       3300     51,622,906       29.



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




Memorandum
To be reported only with the March Report of Condition.
1.

    Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 1995. . . . . .
                   Number
    RCFD 6724...[N/A_______] M.1.


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work

--------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.


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